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                                                              EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-91056) pertaining to the Employee Stock Purchase Plans of Granite Broadcasting Corporation and to the incorporation therein of our report dated January 17, 1997, with respect to the financial statements of WXON-TV, Inc. included in Form 8-K/A filed by Granite Broadcasting Corporation on April 14, 1997 with the Securities and Exchange Commission.


                                                          Ernst & Young LLP

New York, New York
April 14, 1997